UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

April 15, 2021

Roblox Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39763	20-0991664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 Park Place

San Mateo, California 94403

(Address of principal executive offices, including zip code)

(888) 858-2569

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RBLX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On April 15, 2021, the Board of Directors (the “Board”) of Roblox Corporation (the “Company”) elected Gina Mastantuono, age 50, to serve on the Board, effective immediately. Ms. Mastantuono will serve as a Class I director, with a term expiring at the Company’s annual meeting of stockholders to be held in 2022. In addition, Ms. Mastantuono was appointed to serve as the Chair of the Audit Committee of the Board (the “Audit Committee”).

Gina Mastantuono has served as the Chief Financial Officer of ServiceNow, Inc. since January 2020. Prior to ServiceNow, she was CFO of Ingram Micro, Inc., a leading provider of global technology and supply chain services. She also held various executive finance roles at Revlon, Inc., where she was the SVP, chief accounting officer and international CFO, InterActiveCorp, and Triarc Companies Inc. Ms. Mastantuono holds a B.S. degree in Accounting and Business Administration from the State University of New York at Albany.

In connection with her election to our Board on April 15, 2021, and in accordance with the Company’s Outside Director Compensation Policy (the “Policy”), a copy of which is filed as Exhibit 10.9 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 and is incorporated herein in its entirety by reference, Ms. Mastantuono is eligible to participate in the Company’s standard compensation arrangements for Outside Directors (as defined in the Policy). Under the terms of such arrangements, Ms. Mastantuono will receive an annual cash retainer of $180,000 for her service on the Board, an annual cash retainer of $25,000 for her service on as Chair of the Audit Committee and certain equity grants as specified in the Policy. Pursuant to the Policy, Ms. Mastantuono automatically received (i) an initial equity award of restricted stock units having an approximate value equal to $360,000, which is scheduled to vest over three years, and (ii) an annual equity award of restricted stock units having an approximate value equal to $180,000. The number of shares subject to such awards is determined by dividing the value of the applicable award by the average fair market value of a share of our Class A common stock for that number of consecutive trading days starting on March 10, 2021 and ending on the trading day prior to the grant date.

The Company will enter into its standard form of indemnification agreement with Ms. Mastantuono, the form of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 and is incorporated herein in its entirety by reference.

There is no arrangement or understanding between Ms. Mastantuono and any other persons pursuant to which Ms. Mastantuono was elected as a director of the Company. Other than the indemnification agreement described in the foregoing paragraph, Ms. Mastantuono is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On April 15, 2021, the Company issued a press release announcing Ms. Mastantuono’s appointment to the Board. The press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 15, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROBLOX CORPORATION

Date: April 16, 2021	By:	/s/ Mark Reinstra
Mark Reinstra
General Counsel and Secretary